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                                                                    Exhibit 23.1



                        CONSENT OF KPMG PEAT MARWICK LLP


The Board of Directors
Capstone Capital Corporation:



We consent to the use of our reports incorporated by reference herein related to the financial statements of Capstone Capital Corporation and the financial statement schedules as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, and to the reference to our firm under the heading "Experts" in the prospectus.





                                             /s/ KPMG Peat Marwick LLP


Birmingham, Alabama
July 24, 1998